UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

ACTUANT CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

13000 West Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 352-4160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Restricted Stock Awards

On January 9, 2009, the Compensation Committee of the Board of Directors of Actuant Corporation (the “Company”) approved the following performance based restricted stock awards to the named executive officers listed below.

Name	Title	Number of Shares
William S. Blackmore	Executive Vice President — Engineered Solutions	15,000
Brian K. Kobylinski	Executive Vice President — Industrial Products	15,000

Mr. Blackmore’s and Mr. Kobylinski’s restricted stock awards vest based on achieving target EBITDA for the Engineered Solutions and Industrial Products segments, respectively. EBITDA performance is measured on a constant currency basis and is adjusted for acquisitions and dispositions. One hundred percent of a restricted stock award vests if the applicable EBITDA target is met with respect to any twelve month period ended on or prior to November 30, 2011 and fifty percent vests if the applicable EBITDA target is met with respect to any twelve month period ended after November 30, 2011 and on or prior to November 30, 2012. The restricted stock awards will be forfeited if the applicable EBITDA target is not met with respect to any twelve month period ended on or prior to November 30, 2012. The restricted stock awards are also conditioned on the named executive officer remaining employed by the Company through the later of November 30, 2011 and the period in which the EBITDA target is met.

2009 Omnibus Incentive Plan

On January 9, 2009, the shareholders of the Company approved the Actuant Corporation 2009 Omnibus Incentive Plan (the “2009 Omnibus Plan”) at the annual meeting of shareholders. The Plan was previously approved by the Company’s Board of Directors on November 6, 2008, subject to shareholder approval. The summary of the Plan set forth in this Item 5.02 is qualified in its entirety by reference to the Plan, a copy of which is filed as an Exhibit 99.1 to this Form 8-K and incorporated herein by reference. All definitions not otherwise defined in this Item 5.02 are set forth in the Plan.

Purpose of the 2009 Omnibus Plan. The purpose of the 2009 Omnibus Plan is to provide key employees (including officers) of the Company and its subsidiaries and affiliates and its directors with the opportunity to acquire shares of the Company’s common stock or to receive stock-based compensation based on the Company’s long-term economic performance.

Administration. The board of directors has designated that the 2009 Omnibus Plan will be administered by the Compensation Committee of the Board (the “committee”). The 2009 Omnibus Plan gives the committee discretion to make awards under the 2009 Omnibus Plan, to determine the type, size and the terms of awards, to determine the criteria for vesting and exercisability, to establish rules for the administration of the 2009 Omnibus Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2009 Omnibus Plan.

The committee may, to the extent permitted by applicable law, delegate to one or more of the Company’s executive officers the authority to select individuals (other than executive officers and directors) to receive awards under the 2009 Omnibus Plan and to determine the amount and types of awards granted to individuals who are so selected.

Eligibility. Employees of the Company and its subsidiaries and affiliates, together with its directors, are eligible to participate in the 2009 Omnibus Plan. This group of eligible employees currently includes seven non-employee directors and approximately 400 other employees (including executive officers). The number of eligible employees is expected to increase over time based upon the future growth and needs of the Company.

Shares Available for Awards. Three million shares of common stock, plus the number of shares of common stock subject to awards outstanding under existing stock plans that become available for future grant under the 2009 Omnibus Plan as described below because they are forfeited or cancelled, have been reserved for awards under the plan. Upon a grant of awards of restricted stock, restricted stock units or other similar awards (whether performance-based or time-vested) or unrestricted grants of shares of common stock, the number of shares available for issuance under the 2009 Omnibus Plan will be reduced by 1.71 times the number of shares subject to such awards. Shares delivered under the 2009 Omnibus Plan may consist, in whole or in part, of authorized and unissued shares of common stock, treasury shares or shares of stock acquired by the Company.

Shares reserved for awards under the 2009 Omnibus Plan or existing stock plans that expire, are canceled or are otherwise forfeited in whole or in part will be available for future grant under the 2009 Omnibus Plan, with shares underlying awards under the 2009 Omnibus Plan of restricted stock, restricted stock units or other similar awards (whether performance-based or time-vested) or unrestricted grants of shares of our common stock added back to the plan by 1.71 times the number of shares subject to such awards. Substitute awards may be granted under the 2009 Omnibus Plan in substitution for stock and stock-based awards held by employees or other service providers of an acquired company in a merger, acquisition or consolidation. Substitute awards will not count against the share limit under the 2009 Omnibus Plan.

Individual Limits. In any calendar year, an eligible employee or director may receive, under the 2009 Omnibus Plan, stock options or stock appreciation rights with respect to no more than 500,000 shares of common stock. In addition, in any calendar year, an eligible employee or director may receive restricted stock, restricted stock units, unrestricted grants of shares or other similar awards (whether performance-based or time-vested) with respect to no more than 250,000 shares of common stock.

Adjustments. The aggregate number of shares under the 2009 Omnibus Plan, the type of shares as to which awards may be granted, the exercise price of and number and type of shares covered by each outstanding award and the performance standards applicable to awards are subject to adjustment in the event of a stock dividend, extraordinary distribution, recapitalization or certain other corporate transactions. The committee also has the authority to substitute or exchange any or all outstanding awards or to make a cash payment in respect of such awards in the case of certain corporate transactions.

Types of Awards. The 2009 Omnibus Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the 2009 Omnibus Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, or nonstatutory stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date of grant and the term may not be longer than 10 years, subject to certain rules applicable to incentive stock options. The 2009 Omnibus Plan prohibits the repricing of outstanding stock options. Award agreements for stock options may include rules for the effect of a termination of service on the option and the term for exercising stock options after any termination of service. No option may be exercised after the end of the term set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. The base price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date of grant and the term may not be longer than 10 years. Stock appreciation rights will only be settled in shares of common stock. Award agreements for stock appreciation rights may include rules for the effect of a termination of service on the stock appreciation right and the term for exercising stock appreciation rights after any termination of service. No stock appreciation right may be exercised after the end of the term set forth in the award agreement.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock will be forfeited. Restricted stock awards that are conditioned on a participant’s continued employment with the Company or one of its affiliates will not become fully vested earlier than three years from the date of grant and awards that are based upon the achievement of performance factors will not become fully vested prior to one year from the date of grant.

During the restricted period, the holder of restricted stock has the right to vote the shares of restricted stock but will not have the right to receive dividends with respect to such shares, unless, in each case, otherwise provided for by the committee.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock after a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit will be forfeited. The committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividend equivalents on the underlying common stock.

Other Equity-Based Awards. The 2009 Omnibus Plan also authorizes the committee to grant other types of equity-based compensation, including deferred stock units, unvested shares, and other awards that are convertible into our common stock. For example, the committee may grant awards that are based on the achievement of performance goals (described below).

Vesting and Performance Objectives. Awards under the 2009 Omnibus Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of performance goals (as described below), or a combination of both. The committee also has authority to provide for accelerated vesting upon the occurrence of certain events.

Performance goals selected by the committee as vesting conditions may be based on any one of the following performance goals or combination thereof which may be applicable on a company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures: increasing the Company’s net sales; achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share); achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, one of our affiliates, or a business unit; achieving a target return on the Company’s (or one of its affiliate’s) sales, revenues, capital, assets, or shareholders’ equity; maintaining or achieving a target level of appreciation in the price of shares of our common stock; increasing the Company’s (or one of its affiliate’s) market share to a specified target level; achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period; achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period; achieving specified reductions in costs or targeted levels in costs; achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; achieving a level of cash flow; introducing one or more products into one or more new markets; acquiring a prescribed number of new customers in a line of business; achieving a prescribed level of productivity within a business unit; completing specified projects within or below the applicable budget; completing acquisitions of other businesses or integrating acquired businesses; and expanding into other markets.

Performance goals may be absolute in their terms or measured against or in relationship to other companies or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions.

The committee may, in its discretion, also grant awards based on performance objectives other than those described above. If the committee grants these awards, they will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Nontransferability. In general, awards under the 2009 Omnibus Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the committee may allow the transfer of non-qualified stock options to a participant’s immediate family or to a trust or trusts for the benefit of such family members or one or more partnerships of which family members are the only partners.

Change in Control. The committee will determine the treatment of outstanding awards granted under the 2009 Omnibus Plan in connection with any transaction or transactions resulting in a change in control.

Withholding. The Company is authorized to withhold from any award granted and any payment relating to any award under the 2009 Omnibus Plan any applicable taxes. In the discretion of the committee, a participant may satisfy his or her withholding obligations through our withholding shares of common stock that would otherwise be delivered upon settlement of the award.

Amendment and Termination. The Board may amend or terminate the 2009 Omnibus Plan at any time. No amendment that increases the total number of shares of common stock that my be granted under the 2009 Omnibus Plan, increases the maximum number of shares of common stock that may be issued to any individual participant, or amends the 2009 Omnibus Plan provision that prohibits repricing of options or stock appreciation rights without shareholder approval will be effective unless it is approved by shareholders. Without the consent of an affected participant, no action may adversely affect in a material manner any right of such participant under any previously granted award.

Effective Date and Duration. The 2009 Omnibus Plan’s effective date is November 6, 2008. Unless it is terminated sooner, no awards will be granted under the 2009 Omnibus Plan more than 10 years after the 2009 Omnibus Plan’s effective date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2009, in connection with the Company’s 2009 Annual Meeting of Shareholders at which William P. Sovey and Larry D. Yost did not stand for re-election, the Board of Directors of the Company approved and adopted an amendment to Section 3.01 of our Amended and Restated Bylaws (the “Bylaws”) reducing the number of directors on the Board of Directors from eleven (11) to nine (9).

A copy of the amendment to the Bylaws is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

The amendment to the Bylaws took effect upon its adoption by the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

Exhibit 3.1	Amendment to the Amended and Restated Bylaws of Actuant Corporation.

Exhibit 99.1	Actuant Corporation 2009 Omnibus Incentive Plan (filed as Exhibit A to the definitive proxy statement dated December 5, 2008 relating to the Company’s annual meeting of shareholders held on January 9, 2009 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: January 15, 2009

/s/ Andrew G. Lampereur
	Name:	Andrew G. Lampereur
	Title:	Executive Vice President and Chief Financial Officer